Exhibit 32.2

CERTIFICICATION OF THE CHIEF FINANCIAL OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350

I, Loren K. Jensen, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that:

1.                                       The annual report on Form 10-Kof Tuesday Morning Corporation for the period ended December 31, 2004 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

By:	/s/ Loren K. Jensen
Loren K. Jensen
Chief Financial Officer

Date:  March 9, 2005